Exhibit 99.5

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

March 10, 2026

To Our Shareholders

2-10-2 Higashi-Gotanda, Shinagawa-ku, Tokyo

giftee Inc.

Mutsumi Ota

Representative Director

(Securities Code: 4449, TSE Prime)

Notice of Partial Correction to the Notice of the 16th Ordinary General Meeting of Shareholders

Certain items in the “NOTICE OF THE 16th ORDINARY GENERAL MEETING OF SHAREHOLDERS” and the “Reference Materials for the Shareholders’ Meeting (Supplement)” contained errors. We sincerely apologize for these errors and hereby announce the corrections as described below.

The corrected versions of the “NOTICE OF THE 16th ORDINARY GENERAL MEETING OF SHAREHOLDERS” and the “16th Ordinary General Meeting of Shareholders, Reference Materials for the Shareholders’ Meeting (Supplement)”have been posted on our website as of March 10, 2026.

Details of Corrections (Corrected portions are underlined.)

1.	NOTICE OF THE 16th ORDINARY GENERAL MEETING OF SHAREHOLDERS (Page 2)

Proposals to be resolved

Note: This correction relates only to the Japanese wording. The English translation remains unchanged.

Before Correction

(Omitted)

Proposal 2 Approval of the Share Transfer Plan

Proposal 3 Partial Amendments to the Restricted Share Compensation Plan for Directors (Omitted)

After Correction

(Omitted)

Proposal 2 Approval of the Share Transfer Plan

Proposal 3 Partial Amendments to the Restricted Share Compensation Plan for Directors

(Omitted)

2.	NOTICE OF THE 16th ORDINARY GENERAL MEETING OF SHAREHOLDERS (Page 29)

Reference Documents for the General Meeting of Shareholders

Proposal 2: Approval of the Share Transfer Plan

4.	Matters Concerning Persons Who Will Serve as Directors of the Holding Company (Note)

Before Correction

Note: 1.

If the Holding Company is established and each candidate is appointed as a director of the Holding Company, the proportion of women in the Board of Directors will be 14.3% (one out of seven directors).

(Omitted)

After Correction

Note: 1.	If the Holding Company is established and each candidate is appointed as a director of the Holding Company, the proportion of women in the Board of Directors will be 16.7% (one out of six directors).

(Omitted)

3.	16th Ordinary General Meeting of Shareholders

Reference Materials for the Shareholders’ Meeting (Supplement) Cover Title

Note: This correction relates only to the Japanese wording and the page reference of Japanese document. While there is no change to the English translation itself, the page reference shown below reflects the corrected page number in the Japanese document.

Before Correction

Agenda Item No. 2: Approval of the Share Transfer Plan

Details of the Stock Acquisition Rights

(Appendix 2-①-1 to 2-⑫-2 of the “Share Transfer Plan” in the Notice of Convocation, p11)

After Correction

Agenda Item No. 2: Approval of the Share Transfer Plan

Details of the Stock Acquisition Rights

(Appendix 2-①-1 to 2-⑫-2 of the “Share Transfer Plan” in the Notice of Convocation, p10)

4.	16th Ordinary General Meeting of Shareholders

Reference Materials for the Shareholders’ Meeting (Supplement)

Agenda Item No. 2: Approval of the Share Transfer Plan

Details of the Stock Acquisition Rights

(Appendix 2-①-1 to 2-⑫-2 of the “Share Transfer Plan” in the Notice of Convocation, p9)

“3. Type and Number of Shares Underlying the Stock Acquisition Rights” of Each Appendix

(1)	Appendices 2-①-1 to 2-⑤-2 and 2-⑦-1 to 2-⑨-2

Before Correction

(Omitted)

The shares underlying the stock acquisition rights shall be common shares of the Company, and each stock acquisition right shall entitle the holder to one share.

(Omitted)

After Correction

(Omitted)

The shares underlying the stock acquisition rights shall be common shares of the Company, and each stock acquisition right shall entitle the holder to 1,000 shares.

(Omitted)

(2)	Appendices 2-⑥-1, 2-⑥--2, and 2-⑪-1 to 2-⑫-2

Before Correction

(Omitted)

The shares underlying the stock acquisition rights shall be common shares of the Company, and each stock acquisition right shall entitle the holder to one share.

(Omitted)

After Correction

(Omitted)

The shares underlying the stock acquisition rights shall be common shares of the Company, and each stock acquisition right shall entitle the holder to 100 shares.

(Omitted)

End